EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL REPORTS FULLY-DILUTED EPS UP 83% YEAR-OVER-YEAR
Loan growth up 14.0% over same quarter last year

NASHVILLE, Tenn., July 16, 2013 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported net income available to common stockholders of $14.3 million for the quarter ended June 30, 2013, up from net income available to common stockholders of $7.8 million for the same quarter in 2012. Net income per diluted common share was $0.42 for the quarter ended June 30, 2013, compared to net income per diluted common share of $0.23 for the quarter ended June 30, 2012, an increase of 82.6 percent.

Pinnacle also reported net income available to common stockholders of $27.8 million for the six months ended June 30, 2013, up from net income available to common stockholders of $15.0 million for the same six-month period in 2012. Net income per diluted common share was $0.81 for the six months ended June 30, 2013, compared to net income per diluted common share of $0.44 for the six months ended June 30, 2012, an increase of 84.1 percent.

“Growing the core earnings capacity of our firm continues to be our No. 1 priority,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “Our second quarter loan growth and, just as importantly, the growth we experienced in demand deposit accounts, demonstrate our ability to continue to gather clients and, consequently, to grow loans, core deposits and revenues in what we believe are two of the best banking markets in the country.”

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:

•	Loans at June 30, 2013, were a record $3.925 billion, an increase of $213.2 million from Dec. 31, 2012, and $480.7 million from June 30, 2012, a year-over-year growth rate of 14.0 percent.

•	Average balances of noninterest bearing deposit accounts were $1.0 billion in the second quarter of 2013, up 6.3 percent from the first quarter of 2013 and up 34.0 percent over the same quarter last year.

•	Revenues excluding securities gains and losses for the quarter ended June 30, 2013, were a record $55.0 million, an increase from $54.7 million last quarter and up 10 percent over the $50.0 million in revenues excluding securities gains and losses for the same quarter last year.

•	Consistent with previously disclosed expectations, the firm’s net interest margin decreased to 3.77 percent for the quarter ended June 30, 2013, down from 3.90 percent last quarter but up from 3.76 percent for the quarter ended June 30, 2012.

•	The firm’s efficiency ratio for the quarter ended June 30, 2013, was 56.2 percent compared to 59.4 percent last quarter and 67.7 percent for the same quarter last year. The firm’s efficiency ratio, excluding the $1.39 million in ORE expense and $771,000 in noncredit related loan losses, was 52.9 percent for the second quarter of 2013.

•	Pre-tax pre-provision net income was $24.1 million for the quarter ended June 30, 2013, up 8.3 percent over the first quarter of 2013 and 48.7 percent over the same quarter last year.

“We believe the loan growth we experienced in the second quarter puts us in a great position to achieve our 11.5 percent compound annual growth targets by year end 2014,” Turner said. “Additionally, we consider the operating account the single most important product in establishing a high-quality commercial banking relationship. When you have the client’s operating account, we believe you have the primary banking relationship. Consequently, we are pleased to report over $1.0 billion in average noninterest bearing account balances in the second quarter, an increase of 34.0 percent over average balances for the same quarter last year.

“Also, excluding securities gains and losses, our second quarter 2013 top-line revenues represent another record for our firm. We expect to continue increasing our revenues for the foreseeable future while essentially maintaining our expense base, thus increasing our operating leverage. Having now reached the low end of our targeted range, we believe a 1.10 to 1.30 percent ROAA target remains an appropriate profitability target for this firm.”

OTHER SECOND QUARTER 2013 HIGHLIGHTS:

•	Revenue growth

o	Net interest income for the quarter ended June 30, 2013, was $43.6 million, compared to $42.8 million in the first quarter of 2013 and $40.2 million for the second quarter of 2012. Net interest income for the second quarter of 2013 was up 8.5 percent year-over-year and is at its highest quarterly level since the firm’s founding in 2000.

o	Noninterest income for the quarter ended June 30, 2013, was $11.3 million, compared to $11.9 million for the first quarter of 2013 and $9.9 million for the same quarter last year. Excluding securities gains and losses, noninterest income was down 4.6 percent on a linked-quarter basis but was up 15.7 percent over the same quarter last year.

▪	Gains on mortgage loans sold, net of commissions, were $1.95 million during the second quarter of 2013, compared to $1.86 million during the first quarter of 2013 and $1.46 million during the second quarter of 2012. During the second quarter of 2013, the volume of “purchase money” transactions (home purchase transactions versus refinance transactions) represented 49 percent of total volumes compared to 32 percent for the first quarter of 2013. “Purchase money” transactions represented approximately 31 percent of mortgage volumes in 2012.

▪	Insurance sales commissions decreased in the second quarter compared to the first quarter primarily due to the impact of annual carrier incentive awards that are typically received in the first quarter of each year.

▪	Other noninterest income for the second quarter of 2013 decreased by $458,000 from the first quarter of 2013 but increased by $586,000 over the second quarter of last year. In comparison to the first quarter of 2013, increases from interchange revenues were offset by a loss on an interest rate swap arrangement of $350,000 and a $421,000 non-cash charge due to the write-off of an impaired servicing asset. Both of these losses were attributable to the resolution of previously classified troubled loans.

“Operationally, we had a very sound quarter,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “We grew our core deposit base as more clients in our targeted segments believe our value proposition offers more benefits and higher service quality than the large regional and national franchises.

“Also, as we have mentioned for the last several quarters, we anticipated a decrease in our net interest margin in the second quarter of 2013.  As compared to the prior quarter, loan yields decreased by 17 basis points in the second quarter, which was partially offset by decreases in funding costs of seven basis points. Our current net interest margin forecast for 2013 of 3.70 to 3.80 percent remains consistent with margin expectations that we outlined at the end of last quarter.”

Carpenter also noted that the increases in the intermediate and longer-term treasury rates over the last several weeks will impact all banks if they are sustained over an extended period of time.

“Since the firm is predominately short-term funded, we do not expect funding costs to increase materially in the near term,” Carpenter said.  “Additionally, we do not anticipate immediate increases in rates for fixed rate loans given the competitive market for high quality borrowers. Irrespective of these factors, it will be the focus of the firm to increase quarterly revenues by growing our client base and associated loans and deposits.”

•	Noninterest and income tax expense

o	Noninterest expense for the quarter ended June 30, 2013, was $30.9 million, compared to $32.4 million in the first quarter of 2013 and $33.9 million in the second quarter of 2012.

▪	Salaries and employee benefits costs were up from the first quarter of 2013 by approximately $1.00 million and by $1.33 million from the same period last year due to increased associate incentive accruals.

▪	Other real estate expenses were $1.39 million in the second quarter of 2013, compared to $721,000 in the first quarter of 2013 and $3.1 million in the second quarter of 2012.

o	Income tax expense was $6.98 million for the second quarter of 2013, compared to $6.60 million in the first quarter of 2013 and $5.11 million in the second quarter of 2012, resulting in an effective tax rate for the second quarter of 2013 of 32.8 percent.

Carpenter noted that, in the second quarter, other expenses were impacted by a $2.0 million reversal of previously recorded allowance for off-balance sheet exposure specifically attributable to a letter of credit that funded during the second quarter of 2013.  Accordingly, the $2.0 million reserve reversal was offset by an increase in provision for loan losses of an equivalent amount upon loan funding.  Ultimately, during the second quarter of 2013, the firm charged-off approximately $3.0 million of this borrower’s obligation as a final resolution of this troubled loan.

  Carpenter reaffirmed that, exclusive of ORE expenses and FHLB restructuring charges, he anticipated expense increases for 2013 of 2 to 3 percent over 2012.

•	Asset Quality

o	Nonperforming assets declined by $2.09 million from March 31, 2013, a linked-quarter reduction of 5.40 percent and the 12th consecutive quarterly reduction. Nonperforming assets were 0.93 percent of total loans and ORE at June 30, 2013, compared to 1.91 percent for the same quarter last year and 1.02 percent last quarter.

o	Classified assets as a percentage of Tier 1 capital plus allowance were 23.3 percent at June 30, 2013, compared to 26.4 percent at March 31, 2013, and 37.8 percent at June 30, 2012.

o	Allowance for loan losses represented 1.75 percent of total loans at June 30, 2013, compared to 1.84 percent at March 31, 2013, and 2.02 percent at June 30, 2012. The ratio of the allowance for loan losses to nonperforming loans increased to 334.1 percent at June 30, 2013, from 317.9 percent at March 31, 2013, and 170.5 percent at June 30, 2012.

▪	Net charge-offs were $3.49 million for the quarter ended June 30, 2013, compared to $2.40 million for the quarter ended June 30, 2012, and $2.18 million for the first quarter of 2013. Annualized net charge-offs for the quarter ended June 30, 2013, were 0.36 percent compared to 0.28 percent for the quarter ended June 30, 2012. Annualized net charge-offs for the six months ended June 30, 2013, were 0.30 percent, well within the firm’s long-term profitability target for net charge-offs.

▪	Gross charge-offs for the quarter ended June 30, 2013, were $7.8 million and included the $3.0 million charge off to a single borrower referred to above. Recoveries for the quarter ended June 30, 2013, amounted to $4.3 million and included a recovery of approximately $2.9 million from an insurance settlement related to a fraud loss the firm experienced in 2011.

▪	Provision for loan losses increased from $634,000 for the second quarter of 2012 to $2.77 million for the second quarter of 2013.

“We expect continued modest improvement in credit quality metrics during the remainder of 2013,” Carpenter said. “Our special assets group continues to have a bias toward accelerated disposition of troubled assets. We expect our net charge-off ratio will range between 0.25 percent to 0.35 percent in 2013 compared to last year’s net charge-off ratio of 0.29 percent.”

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on July 17, 2013, to discuss second quarter 2013 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to almost $5.4 billion in assets at June 30, 2013. At June 30, 2013, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and four offices in Knoxville.

Additional information concerning Pinnacle, which was recently added to the NADSAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," “goal,” “objective,” "intend," "plan," "believe," ”should,” "seek," ”estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits with the expiration of the FDIC’s transaction account guarantee program (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from recently adopted changes to capital calculation methodologies and required capital maintenance levels; and, (xvii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2013 and Pinnacle Financial’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 3, 2013.  Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2013	December 31, 2012
ASSETS
Cash and noninterest-bearing due from banks	$70,623,888	$51,946,542
Interest-bearing due from banks	162,365,672	111,535,083
Federal funds sold and other	8,181,484	1,807,044
Cash and cash equivalents	241,171,044	165,288,669

Securities available-for-sale, at fair value	687,832,401	706,577,806
Securities held-to-maturity (fair value of $39,010,480 and $583,212 at June 30, 2013 and December 31, 2012, respectively)	40,056,711	574,863
Mortgage loans held-for-sale	27,962,675	41,194,639

Loans	3,925,364,586	3,712,162,430
Less allowance for loan losses	(68,694,868)	(69,417,437)
Loans, net	3,856,669,718	3,642,744,993

Premises and equipment, net	75,840,853	75,804,895
Other investments	30,371,218	26,962,890
Accrued interest receivable	15,654,018	14,856,615
Goodwill	243,900,240	244,040,421
Core deposit and other intangible assets	4,334,100	5,103,273
Other real estate owned	15,991,835	18,580,097
Other assets	133,383,112	98,819,455
Total assets	$5,373,167,925	$5,040,548,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,098,887,282	$985,689,460
Interest-bearing	817,562,583	760,786,247
Savings and money market accounts	1,607,689,457	1,662,256,403
Time	572,438,682	606,455,873
Total deposits	4,096,578,004	4,015,187,983
Securities sold under agreements to repurchase	117,345,727	114,667,475
Federal Home Loan Bank advances	325,762,333	75,850,390
Subordinated debt and other borrowings	99,908,292	106,158,292
Accrued interest payable	1,037,150	1,360,598
Other liabilities	35,967,600	48,252,519
Total liabilities	4,676,599,106	4,361,477,257

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 35,073,763 shares and 34,696,597 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	35,073,763	34,696,597
Additional paid-in capital	545,963,974	543,760,439
Retained earnings	115,145,346	87,386,689
Accumulated other comprehensive income, net of taxes	385,736	13,227,634
Stockholders’ equity	696,568,819	679,071,359
Total liabilities and stockholders’ equity	$5,373,167,925	$5,040,548,616

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest income:
Loans, including fees	$42,149,149	$39,288,048	$83,663,362	$77,925,767
Securities
Taxable	3,650,766	4,453,956	7,321,700	9,383,240
Tax-exempt	1,483,965	1,647,852	3,140,373	3,350,998
Federal funds sold and other	260,440	563,638	575,212	1,117,577
Total interest income	47,544,320	45,953,494	94,700,647	91,777,582

Interest expense:
Deposits	2,955,985	4,298,849	6,368,381	9,126,325
Securities sold under agreements to repurchase	70,823	115,450	148,639	271,026
Federal Home Loan Bank advances and other borrowings	918,762	1,354,132	1,826,403	2,691,163
Total interest expense	3,945,570	5,768,431	8,343,423	12,088,514
Net interest income	43,598,750	40,185,063	86,357,224	79,689,068
Provision for loan losses	2,774,048	634,072	4,946,452	1,668,317
Net interest income after provision for loan losses	40,824,702	39,550,991	81,410,772	78,020,751

Noninterest income:
Service charges on deposit accounts	2,540,866	2,439,376	5,021,110	4,763,338
Investment services	1,895,398	1,610,883	3,688,038	3,257,661
Insurance sales commissions	1,107,696	1,141,163	2,501,000	2,428,723
Gain on mortgage loans sold, net	1,948,531	1,456,783	3,803,942	2,951,255
Gain (loss) on sale of investment securities, net	(25,241)	98,917	(25,241)	212,517
Trust fees	880,204	770,239	1,824,536	1,565,674
Other noninterest income	2,978,266	2,392,485	6,414,691	4,680,016
Total noninterest income	11,325,720	9,909,846	23,228,076	19,859,184

Noninterest expense:
Salaries and employee benefits	20,570,753	19,237,178	40,143,109	39,029,744
Equipment and occupancy	5,204,159	5,053,111	10,317,209	10,061,766
Other real estate expense	1,390,606	3,104,276	2,111,568	7,780,340
Marketing and other business development	987,171	739,774	1,777,842	1,525,099
Postage and supplies	517,667	615,725	1,109,155	1,179,019
Amortization of intangibles	248,186	686,067	769,173	1,372,134
Other noninterest expense	1,943,190	4,479,403	7,073,685	8,787,138
Total noninterest expense	30,861,732	33,915,534	63,301,741	69,735,240
Income before income taxes	21,288,690	15,545,303	41,337,107	28,144,695
Income tax expense	6,978,160	5,105,659	13,578,452	9,340,097
Net income	14,310,530	10,439,644	27,758,655	18,804,598
Preferred dividends	-	760,349	-	1,660,868
Accretion on preferred stock discount	-	1,894,525	-	2,153,172
Net income available to common stockholders	$14,310,530	$7,784,770	$27,758,655	$14,990,558

Per share information:
Basic net income per common share available to common stockholders	$0.42	$0.23	$0.81	$0.44
Diluted net income per common share available to common stockholders	$0.42	$0.23	$0.81	$0.44

Weighted average shares outstanding:
Basic	34,172,274	33,885,779	34,080,281	33,848,825
Diluted	34,431,054	34,470,794	34,319,796	34,447,526

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	June 2013	March 2013	December 2012	September 2012	June 2012	March 2012

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,308,873	1,278,639	1,178,196	1,167,136	1,167,068	1,123,690
Consumer real estate - mortgage loans	697,490	675,632	679,927	680,890	687,002	688,817
Construction and land development loans	298,509	306,433	313,552	312,788	289,061	281,624
Commercial and industrial loans	1,504,086	1,403,428	1,446,577	1,279,050	1,227,275	1,180,578
Consumer and other	116,407	108,232	93,910	85,300	74,277	63,160
Total loans	3,925,365	3,772,364	3,712,162	3,525,164	3,444,683	3,337,869
Allowance for loan losses	(68,695)	(69,411)	(69,417)	(69,092)	(69,614)	(71,379)
Securities	727,889	724,004	707,153	739,280	790,493	839,769
Total assets	5,373,168	5,070,935	5,040,549	4,871,386	4,931,878	4,789,583
Noninterest-bearing deposits	1,098,887	977,496	985,689	844,480	806,402	756,909
Total deposits	4,096,578	3,902,895	4,015,188	3,719,287	3,709,820	3,605,291
Securities sold under agreements to repurchase	117,346	129,100	114,667	134,787	127,623	118,089
FHLB advances	325,762	200,796	75,850	190,887	270,995	226,032
Subordinated debt and other borrowings	99,908	105,533	106,158	106,783	122,476	97,476
Total stockholders’ equity	696,569	691,434	679,071	672,824	659,287	718,665

Balance sheet data, quarterly averages:
Total loans	$3,845,476	3,681,686	3,580,056	3,488,736	3,402,671	3,280,030
Securities	745,969	714,104	719,861	766,547	818,795	875,509
Total earning assets	4,710,534	4,513,273	4,493,216	4,379,742	4,365,715	4,316,973
Total assets	5,210,600	4,992,018	4,964,521	4,860,394	4,847,583	4,820,951
Noninterest-bearing deposits	1,012,718	952,853	978,366	799,508	755,594	701,760
Total deposits	3,963,393	3,949,742	3,883,423	3,705,672	3,636,240	3,597,271
Securities sold under agreements to repurchase	129,550	130,740	142,333	136,918	130,711	129,892
FHLB advances	293,581	98,989	124,781	214,271	232,606	238,578
Subordinated debt and other borrowings	102,573	106,777	108,489	112,406	101,872	97,476
Total stockholders’ equity	699,559	688,241	680,383	669,673	718,841	719,788

Statement of operations data, for the three months ended:
Interest income	$47,544	47,156	47,203	46,441	45,953	45,824
Interest expense	3,945	4,398	4,960	5,509	5,768	6,320
Net interest income	43,599	42,758	42,243	40,932	40,185	39,504
Provision for loan losses	2,774	2,172	2,488	1,413	634	1,034
Net interest income after provision for loan losses	40,825	40,586	39,755	39,519	39,551	38,470
Noninterest income	11,326	11,902	13,108	10,430	9,910	9,949
Noninterest expense	30,862	32,440	34,851	33,578	33,916	35,820
Income before taxes	21,289	20,048	18,012	16,371	15,545	12,599
Income tax expense	6,978	6,600	6,282	5,022	5,106	4,234
Preferred dividends and accretion	-	-	-	-	2,655	1,159
Net income available to common stockholders	$14,311	13,448	11,730	11,349	7,785	7,206

Profitability and other ratios:
Return on avg. assets (1)	1.10%	1.09%	0.94%	0.93%	0.65%	0.60%
Return on avg. equity (1)	8.21%	7.92%	6.86%	6.74%	4.36%	4.03%
Return on avg. tangible equity (1)	12.72%	12.41%	10.83%	10.76%	6.69%	6.19%
Net interest margin (1) (2)	3.77%	3.90%	3.80%	3.78%	3.76%	3.74%
Noninterest income to total revenue (3)	20.62%	21.77%	23.68%	20.31%	19.78%	20.12%
Noninterest income to avg. assets (1)	0.87%	0.97%	1.05%	0.85%	0.82%	0.83%
Noninterest exp. to avg. assets (1)	2.38%	2.64%	2.79%	2.75%	2.81%	2.99%
Noninterest expense (excluding ORE and FHLB prepayment charges) to avg. assets (1)	2.27%	2.51%	2.52%	2.55%	2.56%	2.60%
Efficiency ratio (4)	56.19%	59.35%	62.96%	65.38%	67.70%	72.43%
Avg. loans to average deposits	97.02%	93.21%	92.19%	94.15%	93.58%	91.18%
Securities to total assets	13.55%	14.28%	14.03%	15.18%	16.03%	17.53%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended June 30, 2013			Three months ended June 30, 2012
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$3,845,476	$42,149	4.41%	$3,402,671	$39,288	4.65%
Securities
Taxable	575,611	3,651	2.54%	635,678	4,454	2.82%
Tax-exempt (2)	170,358	1,484	4.66%	183,117	1,648	4.83%
Federal funds sold and other	119,089	260	1.04%	144,249	564	1.70%
Total interest-earning assets	4,710,534	$47,544	4.10%	4,365,715	$45,954	4.29%
Nonearning assets
Intangible assets	248,439			250,974
Other nonearning assets	251,627			230,894
Total assets	$5,210,600			$4,847,583

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$790,043	$536	0.27%	$685,353	$781	0.46%
Savings and money market	1,581,868	1,381	0.35%	1,540,755	1,967	0.51%
Time	578,764	1,039	0.72%	654,538	1,551	0.95%
Total interest-bearing deposits	2,950,675	2,956	0.40%	2,880,646	4,299	0.60%
Securities sold under agreements to repurchase	129,550	71	0.22%	130,711	115	0.36%
Federal Home Loan Bank advances	293,581	223	0.31%	232,606	616	1.07%
Subordinated debt and other borrowings	102,573	695	2.72%	101,872	738	2.91%
Total interest-bearing liabilities	3,476,379	3,945	0.46%	3,345,835	5,768	1.27%
Noninterest-bearing deposits	1,012,718	-	-	755,594	-	-
Total deposits and interest-bearing liabilities	4,489,097	$3,945	0.35%	4,101,429	$5,768	0.57%
Other liabilities	21,944			27,313
Stockholders' equity	699,559			718,841
Total liabilities and stockholders' equity	$5,210,600			$4,847,583
Net interest income		$43,599			$40,186
Net interest spread (3)			3.65%			3.60%
Net interest margin (4)			3.77%			3.76%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities.  The net interest spread calculation excludes the impact of  demand deposits.  Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2013 would have been 3.75% compared to a net interest spread of 3.73% for the quarter ended June 30, 2012.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended June 30, 2013			Six months ended June 30, 2012
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$3,764,033	$83,663	4.49%	$3,341,350	$77,927	4.70%
Securities
Taxable	556,885	7,322	2.65%	662,162	9,383	2.85%
Tax-exempt (2)	173,240	3,140	4.88%	184,990	3,351	4.86%
Federal funds sold and other	118,290	575	1.14%	152,840	1,117	1.59%
Total interest-earning assets	4,612,448	$94,700	4.19%	4,341,342	$91,778	4.31%
Nonearning assets
Intangible assets	248,688			251,321
Other nonearning assets	240,787			241,558
Total assets	$5,101,923			$4,834,221

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$782,631	$1,142	0.29%	$675,111	$1,606	0.48%
Savings and money market	1,607,151	3,005	0.38%	1,541,063	4,109	0.54%
Time	583,873	2,221	0.77%	671,810	3,412	1.02%
Total interest-bearing deposits	2,973,655	6,368	0.43%	2,887,984	9,127	0.64%
Securities sold under agreements to repurchase	130,141	149	0.23%	130,301	271	0.42%
Federal Home Loan Bank advances	196,822	414	0.42%	235,591	1,226	1.05%
Subordinated debt and other borrowings	104,663	1,412	2.72%	99,674	1,465	2.96%
Total interest-bearing liabilities	3,405,281	8,343	0.49%	3,353,550	12,089	1.28%
Noninterest-bearing deposits	982,951	-	-	728,724	-	-
Total deposits and interest-bearing liabilities	4,388,232	$8,343	0.38%	4,082,274	$12,089	0.60%
Other liabilities	19,759			32,633
Stockholders' equity	693,932			719,314
Total liabilities and stockholders' equity	$5,101,923			$4,834,221
Net interest income		$86,357			$79,689
Net interest spread (3)			3.70%			3.59%
Net interest margin (4)			3.83%			3.75%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits.  Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2013 would have been 3.81% compared to a net interest spread of 3.72% for the six months ended June 30, 2012.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June 2013	March 2013	December 2012	September 2012	June 2012	March 2012

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$20,561	21,837	22,823	36,571	40,821	42,852
Other real estate (ORE)	15,992	16,802	18,580	21,817	25,450	34,019
Total nonperforming assets	$36,553	38,639	41,403	58,388	66,271	76,871
Past due loans over 90 days and still accruing interest	$747	152	-	162	-	821
Troubled debt restructurings (5)	$20,427	20,667	27,450	24,090	26,626	22,832

Net loan charge-offs	$3,491	2,178	2,163	1,935	2,399	3,630
Allowance for loan losses to nonperforming loans	334.1%	317.9%	304.2%	188.9%	170.5%	166.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.39%	0.23%	0.29%	0.35%	0.21%	0.34%
Potential problem loans (6)	2.11%	2.57%	2.84%	3.13%	3.49%	3.78%
Allowance for loan losses	1.75%	1.84%	1.87%	1.96%	2.02%	2.14%
Nonperforming assets to total loans and ORE	0.93%	1.02%	1.11%	1.65%	1.91%	2.28%
Nonperforming assets to total assets	0.68%	0.76%	0.82%	1.20%	1.34%	1.60%
Annualized net loan charge-offs to year-to-date to avg. loans (7)	0.30%	0.24%	0.29%	0.31%	0.36%	0.44%
Avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.6	4.6	4.7

Interest rates and yields:
Loans	4.41%	4.58%	4.64%	4.62%	4.65%	4.74%
Securities	3.03%	3.34%	3.16%	3.19%	3.27%	3.31%
Total earning assets	4.10%	4.30%	4.24%	4.28%	4.29%	4.33%
Total deposits, including non-interest bearing	0.30%	0.35%	0.38%	0.43%	0.47%	0.63%
Securities sold under agreements to repurchase	0.22%	0.24%	0.24%	0.29%	0.36%	0.48%
FHLB advances	0.31%	0.78%	1.24%	1.15%	1.07%	1.03%
Subordinated debt and other borrowings	2.72%	2.72%	2.77%	2.84%	2.91%	3.00%
Total deposits and interest-bearing liabilities	0.35%	0.42%	0.46%	0.53%	0.57%	0.63%

Pinnacle Financial Partners capital ratios (8):
Stockholders’ equity to total assets	13.0%	13.6%	13.5%	13.8%	13.4%	15.0%
Leverage	10.7%	10.8%	10.6%	10.5%	10.3%	11.7%
Tier one risk-based	11.7%	11.7%	11.8%	12.1%	12.0%	14.0%
Total risk-based	12.9%	13.0%	13.0%	13.4%	13.5%	15.4%
Tier one common equity to risk-weighted assets	9.9%	9.9%	9.9%	10.1%	10.0%	10.1%
Tangible common equity to tangible assets	8.8%	9.2%	9.0%	9.2%	8.7%	8.8%
Pinnacle Bank ratios
Classified asset ratio	23.3%	26.4%	29.4%	33.4%	37.8%	39.3%
Leverage	10.5%	10.7%	10.5%	10.5%	10.4%	10.6%
Tier one risk-based	11.5%	11.6%	11.6%	12.0%	12.0%	12.6%
Total risk-based	12.7%	12.8%	12.9%	13.3%	13.3%	14.1%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June 2013	March 2013	December 2012	September 2012	June 2012	March 2012

Per share data:
Earnings – basic	$0.42	0.40	0.35	0.33	0.23	0.21
Earnings – diluted	$0.42	0.39	0.34	0.33	0.23	0.21
Book value per common share at quarter end (9)	$19.86	19.74	19.57	19.39	18.92	18.66
Tangible common equity per common share	$12.78	12.64	12.39	12.19	11.79	11.50

Weighted avg. common shares – basic	34,172,274	33,987,265	33,960,664	33,939,248	33,885,779	33,811,871
Weighted avg. common shares – diluted	34,431,054	34,206,202	34,527,479	34,523,076	34,470,794	34,423,898
Common shares outstanding	35,073,763	35,022,487	34,696,597	34,691,659	34,675,913	34,616,013

Investor information:
Closing sales price	$25.71	23.36	18.84	19.32	19.51	18.35
High closing sales price during quarter	$26.17	23.73	20.60	20.38	19.51	18.44
Low closing sales price during quarter	$21.68	19.29	18.05	18.88	16.64	15.25

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$123,181	120,569	132,485	130,277	105,486	119,426
Gross fees (10)	$3,346	3,158	3,269	3,193	2,511	2,608
Gross fees as a percentage of mortgage loans originated	2.72%	2.62%	2.47%	2.45%	2.38%	2.18%
Gains (losses) on sales of investment securities, net of OTTI	$(25)	-	1,988	(50)	99	114
Brokerage account assets, at quarter-end (11)	$1,387,172	1,333,676	1,242,379	1,244,100	1,191,259	1,176,180
Trust account managed assets, at quarter-end	$630,322	515,970	496,264	465,983	462,487	461,719
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$45,585	42,721	39,668	40,662	54,598	52,155
Core deposits (12)	$3,771,425	3,638,402	3,775,203	3,480,410	3,476,224	3,414,501
Core deposits to total funding (12)	81.3%	86.8%	89.9%	86.1%	82.2%	84.4%
Risk-weighted assets	$4,531,730	4,388,341	4,239,384	4,033,407	3,992,473	3,826,678
Total assets per full-time equivalent employee	$7,335	7,038	6,900	6,715	6,724	6,442
Annualized revenues per full-time equivalent employee	$300.8	307.7	301.4	281.6	273.9	266.8
Number of employees (full-time equivalent)	732.5	720.5	730.5	725.5	733.5	743.5
Associate retention rate (13)	93.0%	91.2%	93.2%	93.4%	94.0%	93.7%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - May 2013	815.8	802.2	810.7	793.8	782.3	777.9
Knoxville MSA nonfarm employment - May 2013	340.0	335.3	335.9	332.6	328.4	329.5
Nashville MSA unemployment - May 2013	6.8%	6.2%	6.3%	6.6%	6.9%	6.6%
Knoxville MSA unemployment - May 2013	7.2%	6.5%	6.2%	6.4%	6.7%	6.2%
Nashville residential median home price - June 2013	$205.9	169.0	181.0	177.1	175.5	168.5
Nashville inventory of residential homes for sale - June 2013 (16)	10.5	9.9	9.1	11.0	11.8	11.8

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June 2013	March 2013	December 2012	September 2012	June 2012	March 2012

Tangible assets:
Total assets	$5,373,168	5,070,935	5,040,549	4,871,386	4,931,878	4,789,583
Less: Goodwill	(243,900)	(244,012)	(244,040)	(244,045)	(244,065)	(244,072)
Core deposit and other intangible assets	(4,334)	(4,582)	(5,103)	(5,787)	(6,470)	(7,156)
Net tangible assets	$5,124,934	4,822,342	4,791,406	4,621,554	4,681,343	4,538,355

Tangible equity:
Total stockholders' equity	$696,569	691,434	679,071	672,824	659,287	718,665
Less: Goodwill	(243,900)	(244,012)	(244,040)	(244,045)	(244,065)	(244,072)
Core deposit and other intangible assets	(4,334)	(4,582)	(5,103)	(5,787)	(6,470)	(7,156)
Net tangible equity	448,335	442,840	429,928	422,992	408,752	467,437
Less: Preferred stock	-	-	-	-	-	(69,355)
Net tangible common equity	$448,335	442,840	429,928	422,992	408,752	398,082

Ratio of tangible common equity to tangible assets	8.75%	9.18%	8.97%	9.15%	8.73%	8.77%

	For the three months ended
	June	March	December	September	June	March
	2013	2013	2012	2012	2012	2012

Net interest income	$43,599	42,758	42,243	40,932	40,185	39,504

Noninterest income	11,326	11,902	13,108	10,430	9,910	9,949
Less: Net gains (losses) on sale of investment securities	(25)	-	1,988	(50)	99	114
Plus: Noncredit related loan losses	771	-	-	-	-	-
Noninterest income excluding the impact of net gains (losses) on sale of investment securities and noncredit related loan losses	12,122	11,902	11,120	10,480	9,811	9,835
Total revenues excluding the impact of net gains (losses) on sale of investment securities and noncredit related loan losses	55,721	54,660	53,363	51,413	49,996	49,339

Noninterest expense	30,862	32,440	34,851	33,578	33,915	35,820
Other real estate owned expense	1,391	721	1,365	2,399	3,104	4,676
FHLB restructuring charges	-	877	2,092	-	-	-
Noninterest expense excluding the impact of other real estate owned expense and FHLB restructuring charges	29,471	30,842	31,394	31,179	30,811	31,144

Adjusted pre-tax pre-provision income (15)	$26,250	23,818	21,969	20,233	19,185	18,195

Efficiency Ratio (4)	56.2%	59.4%	63.0%	65.4%	67.7%	72.4%

Efficiency Ratio excluding the gain or loss on sale of investment securities, noncredit related loan losses, the impact of other real estate owned expense, and FHLB restructuring charges(4)	52.9%	56.4%	58.8%	60.6%	61.6%	63.1%

Noninterest expense	$30,862	32,440	34,851	33,578	33,915	35,820
Other real estate owned expense	1,391	721	1,365	2,399	3,104	4,676
FHLB restructuring charges	-	877	2,092	-	-	-
Noninterest expense excluding the impact of other real estate owned expense and FHLB restructuring charges	$29,471	30,842	31,394	31,179	30,811	31,144

Total average assets	$5,210,600	4,992,018	4,964,521	4,860,394	4,847,583	4,820,951

Noninterest expense (excluding ORE expense and FHLB restructuring charges) to avg. assets (1)	2.27%	2.51%	2.52%	2.55%	2.56%	2.60%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.
Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6.
Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter.  A “1” risk rating is assigned to credits that exhibit Excellent riskcharacteristics, “2” exhibit Very Good riskcharacteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately).  Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

8.	Capital ratios are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

.	Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

10.	Amounts are included in the statement of operations in “Gains on loans sold, net”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.
Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13.
Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14.
Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is not seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.	Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses and FHLB prepayment charges.

16.	Represents homes currently listed with MLS in the Nashville MSA.